POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby
constitutes and appoints each of Jeff Heavrin, Benjamin F.
Parrish, Jr.,
Robert Votteler and Jonathan Stanley, signing singly, the
undersigned's
true and lawful attorney-in-fact to:
(1)	execute for
and on behalf of
the undersigned, in the undersigned's capacity as an
officer and/or
director of Central Parking Corporation (the "Company"),
Forms 3, 4, and 5
in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and
the rules thereunder;
(2)	do and perform any
and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete
and execute any such Form 3, 4, or 5, complete
and execute any amendment or
amendments thereto, and timely file such
form with the United States
Securities and Exchange Commission and any
stock exchange or similar
authority; and
(3)	take any other action of
any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby
grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power
of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the

undersigned has caused this Power of Attorney to be executed as of this

8th day of September, 2005.



	/s/ Emanuel J. Eads





	Emanuel J. Eads